United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
December 14, 2010
(Date of Report)
GRAHAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-8462 (Commission File Number)	16-1194720 (IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York (Address of principal executive offices)	14020 (Zip Code)
(585) 343-2216
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 14, 2010 Graham Corporation (the “Company”), through its wholly-owned subsidiary ES Acquisition Corp. (“ES Acquisition”), completed the acquisition of Energy Steel and Supply Corp. (“Energy Steel”), a code fabrication and specialty machining company dedicated exclusively to the nuclear power industry and located in Lapeer, Michigan (the “Acquisition”).
     Stock Purchase Agreement. The Acquisition was completed by the Company and ES Acquisition pursuant to a Stock Purchase Agreement dated December 14, 2010 (the “Stock Purchase Agreement”) by and among the Company, ES Acquisition, Energy Steel and Lisa D. Rice, as sole Trustee of the Lisa D. Rice Revocable Trust and as the sole shareholder of Energy Steel (the “Shareholder”). Pursuant the Stock Purchase Agreement, ES Acquisition acquired all of the outstanding shares of capital stock of Energy Steel from the Shareholder for $18,000,000. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnification rights. In connection with the Stock Purchase Agreement, the Company, ES Acquisition and the Shareholder also entered into an Earn Out Agreement, an Escrow Agreement, a Lease Agreement and the Shareholder and Energy Steel have entered into an Employment Agreement providing for the Shareholder to continue to serve as the President of Energy Steel through December 31, 2012.
     Earn Out Agreement. The Earn Out Agreement dated December 14, 2010 provides that the Shareholder may receive up to $2,000,000 in additional consideration in connection with the Acquisition in the event that Energy Steel meets certain EBITDA (as defined in the Earn Out Agreement) thresholds.
     The Shareholder will be entitled to receive the additional consideration set forth below in the event that the following EBITDA thresholds are met during calendar year 2011:

Calendar Year 2011 EBITDA Threshold	Amount of Earn Out Payment
≥ $3,625,000	$250,000
≥ $3,750,000	$500,000
≥ $3,875,000	$750,000
≥ $4,000,000	$1,000,000
     The Shareholder will be entitled to receive the additional consideration set forth below in the event that the following EBITDA thresholds are met during calendar year 2012:

Calendar Year 2012 EBITDA Threshold	Amount of Earn Out Payment
≥ $3,625,000	$250,000
≥ $3,750,000	$500,000
≥ $3,875,000	$750,000
≥ $4,000,000	$1,000,000
     In the event that no payment is made to the Shareholder under the Earn Out Agreement during calendar year 2011, the Shareholder may earn the amount that would have otherwise been payable during calendar year 2011 as a “catch up” payment if the sum of Energy Steel’s calendar year 2011 and calendar year 2012 EBITDA meet the following thresholds:

Catch-Up EBITDA Threshold	Amount of Catch-Up Payment
≥ $7,250,000	$250,000
≥ $7,500,000	$500,000
≥ $7,750,000	$750,000
≥ $8,000,000	$1,000,000
     In no event shall the Shareholder be entitled to receive more than $2,000,000 in earn out consideration.
     Escrow Agreement. The Escrow Agreement dated December 14, 2010 between ES Acquisition and the Shareholder provides for the deposit by the Shareholder of $1,750,000 of the purchase price received by her in connection with the Acquisition with PNC Bank National Association, a third party escrow agent, in order to satisfy indemnification and other claims that the Company or ES Acquisition might make against the Shareholder under the Stock Purchase Agreement.
     Lease Agreement. Also in connection with the Acquisition, the Company and Energy Steel entered into a five year Lease Agreement dated December 14, 2010 (the “Lease Agreement”) with ESSC Investments, LLC (“ESSC”) for Energy Steel’s manufacturing and office facilities located in Lapeer, Michigan. Under the terms of the Lease Agreement, Energy Steel’s rent will remain constant at $300,000 for the term of the Lease Agreement and the Company and Energy Steel have an option to renew the Lease Agreement for an additional five year term. The Company and Energy Steel also have an option to purchase the leased facility for $2,500,000 at any time during the first two years of the Lease Agreement’s term. ESSC is partly owned by the Shareholder.
     Other. The above summary of the terms of the Stock Purchase Agreement, the Earn Out Agreement, the Escrow Agreement and the Lease Agreement are qualified in their entirety by reference to the actual text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2010.
Item 2.01. Completion of Acquisition or Disposition of Assets
     The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.
Item 8.01 Other Events
     On December 14, 2010, the Company issued a press release announcing the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release of Graham Corporation dated December 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2010	GRAHAM CORPORATION
/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President — Finance & Administration and Chief Financial Officer